UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2010

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51990	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On March 17, 2010 QVC, Inc., a wholly-owned subsidiary of Liberty Media Corporation attributed to Liberty’s Interactive group, announced the pricing of $500 million principal amount of new 7.125% Senior Secured Notes due April 15, 2017 at par and $500 million principal amount of new 7.375% Senior Secured Notes due October 15, 2020 at par offered pursuant to an exemption under the Securities Act of 1933, as amended.  The principal amount of each series of the Senior Secured Notes was increased from the previously announced $250 million principal amount.  The offering is expected to close on or about March 23, 2010, subject to customary closing conditions.  The net proceeds from the offering will be used to acquire and retire existing senior secured credit facility indebtedness.

This Form 8-K and the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated March 17, 2010 — Bond Offer
99.2	Press Release dated March 17, 2010 — Bond Pricing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2010

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
	Name:	Wade Haufschild
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated March 17, 2010 — Bond Offer
99.2	Press Release dated March 17, 2010 — Bond Pricing